Exhibit 3.134

RESTATED CERTIFICATE OF INCORPORATION
OF
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.

A STOCK CORPORATION

Nextel Communications of the Mid-Atlantic, Inc., a Delaware corporation (“NMA”), originally incorporated on November 6, 1989 under the name of Dispatch Communications of the Mid-Atlantic, Inc., hereby restates its Certificate of Incorporation. This Restated Certificate of Incorporation has been adopted by the Board of Directors of NMA pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware without a vote of the sole stockholder and only restates and integrates and does not further amend NMA’s Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

FIRST: The name of the corporation (the “Corporation”) is NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares which the Corporation shall have authority to issue is 100 shares of Common Stock, each having a par value of $.01. The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote or consent of the holders of a majority of the stock of the Corporation entitled to vote.

FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware of any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation of its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation.  Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect.  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Seventh. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present fonn or as hereafter amended are granted subject to this reservation.

IN WITNESS WHEREOF, Thomas J. Sidman, a Vice President of the Corporation, does hereby execute this Restated Certificate of Incorporation this 22nd day of February, 1999.

/s/ Thomas J. Sidman
Thomas J. Sidman, Vice President

CERTIFICATE OF MERGER
OF
SRI, INC.
INTO
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.

Nextel Communications of the Mid-Atlantic, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST:  The names and states of incorporation of each of the constituent corporations of the merger are as follows:

SRI, Inc.	Virginia
Nextel Communications of the Mid-Atlantic, Inc.	Delaware

SECOND, An Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware and Article 131-722 of the Virginia Stock Corporation Act. The Agreement and Plan of Merger is attached hereto as Exhibit A.  The sole stockholder or shareholder of each of the constituent corporations has approved the merger by unanimous consent.

THIRD, The name of the surviving corporation of the merger Is Nextel Communications of the Mid-Atlantic, Inc., a Delaware corporation

FOURTH, The Restated Certificate of Incorporation of Nextel Communications of the Mid-Atlantic, Inc., as the surviving corporation, will not be affected by the merger.

FIFTH, The executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business is:

Nextel Communications of the Mid-Atlantic, Inc.
10700 Park Ridge Blvd., Suite 600
Reston, VA 20191

SIXTH, A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH, the authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par Value
SRI, Inc.	Common	5,000	$1.00

EIGHTH, This Certificate of Merger shall be effective at 11:59:59 p.m. on Friday, December 31, 1999.

Dated: December 21, 1999	NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.
Attest: /s/ Christian A. Hill Christie A. Hill Secretary	/s/ Thomas J. Sidman Thomas J. Sidman Vice President

Exhibit A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”), dated as of December 20, 1999, is by and between SRI, Inc., a Virginia corporation (“Target”), and Nextel Communications of the Mid-Atlantic. Inc., a Delaware corporation (“Survivor”).

WHEREAS, the Board of Directors and the sole stockholder or shareholder of each of Survivor and Target have determined that it is advisable and in the best interests of their respective companies and stockholders and shareholders that they merge pursuant to Section 252 of the General Corporation Law of the State of Delaware (“DGCL”) and Article 13.1-722 of the Virginia Stock Corporation Act (“VSCA”) upon the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, Survivor and Target agree as follows:

1. The Merger.  At the Effective Date (as defined in Section 8 below), Target shall merge with and into Survivor in accordance with the DGCL and the VSCA (the “Merger”), and Survivor shall be the surviving corporation of the Merger.  The identity, existence, rights, privileges, powers, franchises, properties and assets of Survivor shall continue unaffected and unimpaired by the Merger. As of the Effective Date, the identity and separate existence of Target shall cease, and all of the rights, privileges, powers, franchises, properties and assets of Target shall be vested in Survivor.

2. Address.  The street address of the principal office of Survivor shall be Nextel Communications of the Mid-Atlantic, Inc., 10700 Park Ridge Blvd., Suite 600, Reston, VA 20191.

3. Corporate Purposes.  The corporate purposes of Survivor shall be the corporate purposes of Survivor as in effect immediately prior to the Effective Date.

4. Authorized Stock.  The total number of shares and the par value of each class of stock which Survivor is authorized to issue shall be the total number of shares and par value which Survivor is authorized to issue immediately prior to the Effective Date.

5. Other Terms and Conditions.  Certain other terms and conditions of the Merger are as follows:

(a)
Certificate of Incorporation.  The Restated Certificate of incorporation of Survivor as in effect on and immediately prior to the Effective Date shall be the Restated Certificate of incorporation of Survivor immediately after the Effective Date until they shall be altered, amended or repealed as provided therein.

(b)
Bylaws.  The Bylaws of Survivor as in effect on and immediately prior to the Effective Date shall be the Bylaws of Survivor immediately after the Effective Date until they shall be altered, amended or repealed as provided therein.

(c)
Directors and Officers.  The directors and officers of Survivor on and immediately prior to the Effective Date shall continue in office until the next meeting of the stockholders of Survivor or until their successors are duly elected and qualified.

6.              Waiver of Notice.  Survivor hereby waives the requirement that it be mailed a copy of the Agreement and Plan of Merger.

7. Merger Consideration.  At the Effective Date, by virtue of the Merger and without any action on the part of Target or Survivor: (a) each share of Target’s authorized stock and each share of Target’s outstanding stock will be extinguished, all certificate(s) representing outstanding shares of Target’s stock will be cancelled, and no payment will be made in respect thereof; and (b) the outstanding shares of the Survivor and the certificates representing those shares will remain outstanding and will not be affected by the Merger.

8. Effective Date.  The effective date of the Merger (the “Effective Date”) shall be 11:59:59 pm. on Friday. December 31, 1999.

9. Termination; Amendment.  Notwithstanding anything else to the contrary, this Agreement may be terminated and abandoned by the Board of Directors of either Survivor or Target at any time prior to the date of filing of any Articles of Merger or Certificate of Merger with the Secretary of State of Delaware and Virginia. In the event of such termination, this Agreement shall become void and neither party shall have any obligations with respect hereto or to the transactions contemplated hereby. This Agreement may be amended by the respective Boards of Directors of Survivor and Target at any time prior to the date of filing of any Articles of Merger or Certificate of Merger with the Secretary of State of Delaware and Virginia so long as the provisions of the DCCL and VSCA have been complied with.

10.            General.  This Agreement shall be governed by the laws of the State of Delaware and may be executed in counterparts, each of which shall constitute an original.

CERTIFICATE OF MERGER
OF
SPECTRUM RESOURCES OF THE NORTHEAST, INC.
INTO
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.

Nextel Communications of the Mid-Atlantic, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST:  The names and states of incorporation of each of the constituent corporations of the merger are as follows:

Spectrum Resources of the Northeast, Inc.	Delaware
Nextel Communications of the Mid-Atlantic, Inc.	Delaware

SECOND, An Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware. The Agreement and Plan of Merger is attached hereto as Exhibit A. The sole stockholder of each of the constituent corporations has approved the merger.

THIRD, The name of the surviving corporation of the merger is Nextel Communications of the Mid-Atlantic, Inc., a Delaware corporation.

FOURTH, The Restated Certificate of Incorporation of Nextel Communications of the Mid-Atlantic. Inc., as the surviving corporation, will not be affected by the merger.

FIFTH, The executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business is:

Nextel Communications of the Mid-Atlantic, Inc.
10700 Park Ridge Blvd., Suite 600
Reston, VA 20191

SIXTH, A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH, This Certificate of Merger shall be effective at 11:59:59 p.m. on Friday, December 31, 1999.

NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.
Attest: /s/ Christie A. Hill Christie A. Hill, Secretary	/s/ Thomas J. Sidman Thomas J. Sidman, Vice President

Exhibit A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”), dated as of December 20, 1999, is by and between Spectrum Resources of the Northeast, Inc., a Delaware corporation (“Target”), and Nextel Communications of the Mid-Atlantic, Inc., a Delaware corporation (“Survivor”).

WHEREAS, the Board of Directors and the sole stockholder of each of Survivor and Target have determined that it is advisable and in the best interests of their respective companies and stockholders that they merge pursuant to Section 251 of the General Corporation Law of the State of Delaware (“DGCL”) upon the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, Survivor and Target agree as follows:

1. The Merger.  At the Effective Date (as defined in Section 8 below), Target shall merge with and into Survivor in accordance with the DGCL (the “Merger”), and Survivor shall be the surviving corporation of the Merger. The identity, existence, rights, privileges, powers, franchises, properties and assets of Survivor shall continue unaffected and unimpaired by the Merger. As of the Effective Date, the identity and separate existence of Target shall cease, and all of the rights, privileges, powers, franchises, properties and assets of Target shall be vested in Survivor.

2. Address.  The street address of the principal office of Survivor shall be Nextel Communications of the Mid-Atlantic, Inc., 10700 Park Ridge Blvd., Suite #600, Reston, VA 20191.

3. Corporate Purposes.  The corporate purposes of Survivor shall be the corporate purposes of Survivor as in effect Immediately prior to the Effective Date.

4. Authorized Stock.  The total number of shares and the par value of each class of stock which Survivor is authorized to issue shall be the total number of shares and par value which Survivor is authorized to issue immediately prior to the Effective Date.

5. Other Terms and Conditions.  Certain other terms and conditions of the Merger are as follows:

(a)
Certificate of Incorporation.  The Restated Certificate of Incorporation of Survivor as in effect on and immediately prior to the Effective Date shall be the Restated Certificate of Incorporation of Survivor immediately after the Effective Date until they shall be altered, amended or repealed as provided therein.

(b)
Bylaws.  The Bylaws of Survivor as in effect on and immediately prior to the Effective Date shall be the Bylaws of Survivor immediately after the Effective Date until they shall be altered, amended or repealed as provided therein.

(c)
Directors and Officers.  The directors and officers of Survivor on and immediately prior to the Effective Date shall continue in office until the next meeting of the stockholders of Survivor or until their successors are duly elected and qualified.

6. Waiver of Notice.  Survivor hereby waives the requirement that it be mailed a copy of the Agreement and Plan of Merger.

7. Merger Consideration.  At the Effective Date, by virtue of the Merger and without any action on the part of Target or Survivor:  (a) each share of Target’s authorized stock and each share of Target’s outstanding stock will be extinguished, all certificate(s) representing outstanding shares of Target’s stock will be cancelled, and no payment will be made in respect thereof; and (b) the outstanding shares of the Survivor and the certificates representing those shares will remain outstanding and will not be affected by the Merger.

8. Effective Date.  The effective date of the Merger (the “Effective Date”) shall be 11:59:59 pm. on Friday, December 31, 1999.

9. Termination; Amendment.  Notwithstanding anything else to the contrary, this Agreement may be terminated and abandoned by the Board of Directors of either Survivor or Target at any time prior to the date of filing of any Articles of Merger or Certificate of Merger with the Secretary of State of Delaware. In the event of such termination, this Agreement shall become void and neither party shall have any obligations with respect hereto or to the transactions contemplated hereby, This Agreement may be amended by the respective Boards of Directors of Survivor and Target at any time prior to the date of filing of any Articles of Merger or Certificate of Merger with the Secretary of State of Delaware so long as the provisions of the DGCL have been complied with.

10. General.  This Agreement shall be governed by the laws of the State of Delaware and may be executed in counterparts, each of which shall constitute an original.

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANY
INTO A
DOMESTIC CORPORATION

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST:  The name of the surviving corporation is  Nextel Communications of the Mid-Atlantic, Inc. , a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is  Nextel Boost of the Mid-Atlantic, LLC.

SECOND:  The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD:  The name of the surviving corporation is   Nextel Communications of the Mid-Atlantic, Inc. .

FOURTH:  The merger is to become effective on   November 30, 2015.

FIFTH:  The Agreement of Merger is on file at   6200 Sprint Parkway, Overland Park, Kansas 66251       , the place of business of the surviving corporation.

SIXTH:  A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH:  The Certificate of Incorporation of the surviving corporation shall be it’s Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the          16th          day of    November      , A.D., 2015.

By:	/s/ Timothy P. O’Grady
Authorized Officer
Name:	Timothy P. O’Grady
Print or Type
Title:	Vice President